                                                                   EXHIBIT 10.15

                        MANUFACTURING SERVICES AGREEMENT

THIS AGREEMENT (the "Agreement") is effective as of this 17th day of February 2006 (the "Commencement Date"), by and between ISILON SYSTEMS, INC., a Delaware corporation having a principal place of business at 220 W. Mercer St. Seattle, WA, 98819, on behalf of itself and its majority-owned subsidiaries (collectively "CUSTOMER") and SANMINA-SCI CORPORATION, a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134, on behalf of itself and its majority owned subsidiaries ("SANMINA-SCI"). CUSTOMER and SANMINA-SCI are sometimes collectively referred to herein as the "Parties."

1.   TERM

     The initial term of this Agreement shall commence on the Commencement Date and shall continue through the first anniversary of the Commencement Date unless sooner terminated by mutual agreement or in accordance with this Agreement. Upon the expiry of the initial term, this Agreement shall continue from year to year until one Party terminates the Agreement in accordance with section 10.0 Notwithstanding the foregoing, the term of this Agreement shall automatically extend to include the term of any purchase order ("Order") issued hereunder.

2.   PRICING

     2.1 Pricing. During the term, CUSTOMER may purchase from SANMINA-SCI the Products specified in Exhibit A hereto, as such Exhibit may be amended from time to time (the "Products") at the prices set forth in Exhibit A (the "Prices"). Prices (a) are in U.S. Dollars, (b) include SANMINA-SCI standard packaging, (c) exclude the items set forth in Section 2.2, and (d) are based on (i) the configuration set forth in the specifications provided to SANMINA-SCI on which SANMINA-SCI's quotation was based (the "Specifications") and (ii) the projected volumes, minimum run rates and other assumptions set forth in SANMINA-SCI's quotation and/or Exhibit A. The Prices shall remain fixed for the term of the Agreement, subject to any price adjustments effected pursuant to Section 15.3, or any special, non-QBR price adjustments agreed to by the parties in writing.

SANMINA-SCI warrants that such Prices shall be as low as or lower than the prices charged to any third party for such Product, or items similar to Product, in similar quantities and under similar terms and conditions and similar delivery requirements. In the event SANMINA-SCI offers a lower price for Product or items similar to Product to any such third party, or in the event of a general price reduction for Product or items similar to Product, the price for Product hereunder and under each Purchase Order shall be reduced to such lower price (subject to all otherwise applicable discounts) effective upon the date of the implementation for such third party.

     2.2 Exclusions from Price. Prices specifically exclude (a) export licensing of the Product and payment of broker's fees, duties, tariffs and other similar charges; (b) taxes or charges (other than those based on net income of SANMINA-SCI) imposed by any taxing authority upon the manufacture, sale, shipment, storage, "value add" or use of the Product; and (c) setup, tooling, or non-recurring engineering activities (collectively "NRE Charges").

     2.3 Purchases on CUSTOMER's Behalf. Prior written approval, from a specific job title specified by CUSTOMER, shall be required before the purchase by SANMINA-SCI, on CUSTOMER"S behalf, of any tooling, component expedite charges or PPV (purchase price variance, the difference between the Delivered Cost of the expedited component(s) and the Delivered Cost on which normal pricing is based) in excess of [+]. An email from the specified job title to constitute approval in writing. All such requests and associated approvals will be consolidated on the last day of each calendar month and presented to CUSTOMER for a Purchase Order covering such charges. Purchase Order to be provided to SANMINA-SCI within fifteen (15) calendar days of such request.

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     2.4 New Price Quotations. CUSTOMER may, from time to time, request from SANMINA-SCI quotations for a new Product or service. RFQ (Request For Quotes) will follow the guidelines outlined in EXHIBIT F. SANMINA-SCI recognizes the importance of a timely, accurate response. The following completions targets are established;

SCI will provide written acknowledgement of receipt of quote requests to CUSTOMER within [+] working days of such receipt. Completed quotes will be provided according to the following schedule, start date to be defined as receipt by SANMINA-SCI of a full and complete documentation package detailed in EXHIBIT F, and a valid request for quote, including a statement of work if applicable:

     1. Quotes with labor and material, but no sheet metal, cables or other custom parts - [+] working days

     2. Quotes with sheet metal, cables or other custom parts - completion date depends on commits from custom part supplier, but a date for completion to be committed to CUSTOMER within 4 days from quote request

     3.   Labor Only quotes - [+] working days

All Product quotes provided to CUSTOMER by SANMINA-SCI will provide pricing calculated at various run rates. Such pricing will be the basis for pricing adjustments as referenced in section 2.2.

     2.5 Other Price Adjustments:

          (a) At the conclusion of each price review referenced above, the run rate on which to base pricing for the upcoming quarter shall be calculated as follows: An average run rate for each Finished Goods Assembly will be calculated by adding the past 2 most current quarter's numbers for actual units purchased by CUSTOMER, and the number of units on the Orders for the same assembly for the upcoming quarter, and dividing by 3. Both parties agree that by basing the pricing on this calculated run rate, there will be no bill backs or rebates based on the actual results for the upcoming quarter.

          (b) CUSTOMER acknowledges that the Prices are based on the Specifications and the assumptions set forth in SANMINA-SCI's quotation and in Exhibit A. In the event SANMINA-SCI experiences an increase in cost as a result of changes in the pricing assumptions or the Specifications, SANMINA-SCI shall be entitled to the Price adjustment set forth in Section 6.1.

3.   PAYMENT

     3.1 Payment Terms. Payment terms are [+] after the date of the invoice. On any invoice not paid by the maturity date, CUSTOMER shall pay interest from maturity to date of payment at the rate of [+] per month. Unless otherwise stated, payment shall be made in U.S. Dollars.

     3.2 Setoffs. Each Party shall be entitled at all times to set-off any amount owing from the other Party to such Party against any amount payable to the other Party from such Party, arising out of this or any other transaction. For purposes hereof, (i) the term "Party" shall include the Parties to this transaction and each Party's majority-owned subsidiaries.

     3.3 Credit Limit. SANMINA-SCI's Credit Department shall provide CUSTOMER with an initial credit limit, which shall be reviewed (and, if necessary, adjusted) from time to time. SANMINA-SCI shall have the right to reduce the credit limit upon [+] prior written notice to CUSTOMER, such notice to be in the form of a letter, sent overnight delivery, with copies to, at a minimum, to CUSTOMER CFO, VP Operations and Director of Supply Chain Management. SANMINA-SCI shall advise in writing as detailed above and copied to the same individuals, when CUSTOMER reaches [+] of credit limit. In the event CUSTOMER exceeds this credit limit or has any outstanding invoice more than [+] past due, SANMINA-SCI shall notify CUSTOMER in writing, electronic mail to constitute written notice, of such past due amount or CUSTOMER exceeding the credit limit. If CUSTOMER fails to bring the account current within

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five (5) days or reduce total exposure to an amount lower than the credit limit, as the case may be, SANMINA-SCI shall have the right to stop shipments of Product to CUSTOMER until CUSTOMER makes a sufficient payment to bring its account within the credit limit provided.

     3.4 Security Interest. CUSTOMER grants SANMINA-SCI a security interest, equal to the value of the Product for the Products delivered to CUSTOMER until CUSTOMER has paid for the Products and all Product-related charges. CUSTOMER agrees to promptly execute any documents requested by SANMINA-SCI to perfect and protect such security interest.

4.   PURCHASE ORDERS/FORECAST/RESCHEDULE

     4.1 Purchase Orders.

          (a) CUSTOMER will issue to SANMINA-SCI specific Orders for Product covered by this Agreement. Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) the part number of the Product; (ii) the quantity of the Product; (iii) the delivery date or shipping schedule; (iv) the location to which the Product is to be shipped; and (v) transportation instructions. Each Order shall contain a number for billing purposes, and may include other instructions and terms (provided that such terms do not conflict with this Agreement) as may be appropriate under the circumstances.

          (b) All Orders shall be confirmed by SANMINA-SCI within five (5) business days of receipt. If SANMINA-SCI does not accept or reject the Order within the five day period, the Order shall be deemed rejected by SANMINA-SCI unless SANMINA-SCI has commenced performance, in which case the Order shall be deemed accepted to the extent of such performance. In the event SANMINA-SCI is unable to meet the delivery schedule set forth in a proposed Order, or finds the schedule or Order to be unacceptable for some other reason, the Parties shall negotiate in good faith to resolve the disputed matter(s).

     4.2 Forecast; Minimum Buys; Excess and Obsolete Inventory.

          (a) Initial Forecast. Upon the execution of this Agreement, CUSTOMER shall provide SANMINA-SCI with (i) an initial ninety (90) day firm Order and
(ii) a forecast for Product requirements (in monthly buckets) for an additional nine (9) months ("Forecast"). All Orders shall be binding and may be rescheduled only in accordance with Section 4.2(d), or cancelled upon payment of (1) the purchase price of the Product (if the cancellation is made within 30 days of the scheduled delivery date) or (2) the amounts set forth in Section 4.2(f) (if cancellation is made outside of such 30-day period). SANMINA-SCI shall make purchase commitments (including purchase commitments for Long Leadtime Components) to its Component suppliers ("Vendors") based upon the Order and Forecast, and CUSTOMER shall be responsible for all such Components purchased in support of Customer's then-current Forecast. For all other purposes, however, the Forecast shall be non-binding.

          (b) Subsequent Forecasts. On the first business day of each calendar month or an alternately agreed to date within each month after the initial Order and Forecast, a new Forecast month shall be added, to maintain Forecast horizon at 12 months, and a new firm Order issued for an additional month to bring the Order horizon back to 90 days, so that a rolling Order of ninety (90) days is always maintained.

          (c) MRP Process.

               (1) SANMINA-SCI shall take the Order and Forecast and generate a Master Production Schedule ("MPS") for a twelve-month period in accordance with the process described in this Section. The MPS shall define the master plan on which SANMINA-SCI shall base its procurement, internal capacity projections and commitments. SANMINA-SCI shall use CUSTOMER's Order to

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generate the first three (3) months of the MPS, inform the Component vendors of forward requirements, and shall use CUSTOMER's Forecast to generate the subsequent nine (9) months of the MPS, also to be communicated to the component vendors.

               (2) SANMINA-SCI shall process the MPS through industry-standard software (the "MRP Software") that will break down CUSTOMER's Product requirements into Components, Sub Assemblies and Finished Goods Hub requirements. When no Product testing (in-circuit or functional testing) is required by CUSTOMER, SANMINA-SCI will use commercially reasonable efforts to schedule delivery of all Components to SANMINA-SCI [+] working days before the Products are scheduled to ship to CUSTOMER; in the event Product testing is required, SANMINA-SCI will use commercially reasonable efforts to schedule delivery of all Components to SANMINA-SCI [+] before the Products are scheduled to ship to CUSTOMER.

               (3) SANMINA-SCI will release (launch) purchase orders to Vendors (including other SANMINA-SCI facilities) prior to the anticipated date that the Components are needed at SANMINA-SCI. The date on which these orders are launched will depend on the lead time determined between the Vendor and SANMINA-SCI and SANMINA-SCI's manufacturing or materials planning systems. If SANMINA-SCI fails to order Components in a timely manner in accordance with this section for which there is valid demand based on the most current forecast, and such failure results in failure to deliver Product to CUSTOMER on time, SANMINA-SCI shall pay the cost of expedited freight as a sole remedy.

               (4) A list of all Components with lead times greater than [+] (or the Order period, if the Order period is less than [+]) ("Long Leadtime Components") is set forth in Exhibit B to this Agreement and/or has previously been provided to CUSTOMER. SANMINA-SCI shall use reasonable efforts to update the list of Long Leadtime Components every month and present an updated list of Long Leadtime Components to CUSTOMER at the time SANMINA-SCI presents the CUSTOMER with the E&O List described in Section 4.2(e). Each revised Long Leadtime Item list shall be deemed an amendment to Exhibit B, whether or not it has been formally designated as such. In the event SANMINA-SCI fails to present an updated list of Long Leadtime Components, (i) the Parties shall continue to rely on the preceding list (as updated in writing by the Parties) and (ii) CUSTOMER will accept responsibility for Long Leadtime Components ordered outside the leadtimes set forth in the list provided that SANMINA-SCI can demonstrate to CUSTOMER'S reasonable satisfaction that such Components were ordered in accordance with the then-current Vendor leadtimes. (CUSTOMER acknowledges that leadtimes constantly change and that SANMINA-SCI might not always be able to present CUSTOMER with a current Long Leadtime Component List).

               (5) CUSTOMER acknowledges that SANMINA-SCI will order Components in quantities sufficient to support CUSTOMER's Forecast. In determining the quantity of Components to order, SANMINA-SCI divides the Components into three classes, "Class A," "Class B" and "Class C." Class A Components are comprised of the approximately [+] of Components constituting approximately [+] of the Product's total Component cost. Class C Components are comprised of the approximately [+] of Components constituting approximately [+] of the Product's total Component cost. Class B Components are comprised of the remaining [+] of Components constituting approximately [+] of the Product's total Component cost. SANMINA-SCI will place orders with its Vendors for approximately [+] worth of Class A Components, [+] worth of Class B Components and [+] worth of Class C Components. A summary of SANMINA-SCI's purchase commitments is set forth in the table below.

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                              Expected Percentage
 Part   Expected Percentage    of Total Value (of   Periods Worth of Supply to
Class      of Total Parts     Gross Requirements)    be Bought with Each Order
-----   -------------------   -------------------   --------------------------
A               [+]                   [+]                      [+]
B               [+]                   [+]                      [+]
C               [+]                   [+]                      [+]

               (6) CUSTOMER acknowledges that SANMINA-SCI will be required to order Components in accordance with the various minimum buy quantities, tape and reel quantities, and multiples of packaging quantities required by the Vendor. In addition, CUSTOMER acknowledges that there is a lag time of up to ten working days, between any CUSTOMER cancellation and the cancellation of the Components required to support production.

               (7) CUSTOMER acknowledges that the Vendor leadtimes can be significant (e.g., 26 weeks or greater), and understands that it is possible for SANMINA-SCI to have Components on order which would support the last week of CUSTOMER'S Forecast. For example, assuming a Vendor leadtime of 40 weeks and a "B" Component, SANMINA-SCI would place an order for 3 months' worth (see table above) of such Component approximately 40 weeks prior to the date on which the first Component is expected to be used.

          (d) Reschedule. CUSTOMER may reschedule all or part of a scheduled delivery (per Order or Forecast) three (3) times for a period not to exceed [+] days in accordance with the table below. At the end of this [+] period, CUSTOMER shall either accept delivery of rescheduled finished units and/or pay SANMINA-SCI's Delivered Cost (as defined in Section 4.2(e)) associated with rescheduled units not yet built

                                       [+]

     SANMINA-SCI shall use reasonable commercial efforts to accommodate any upside schedule changes beyond the firm order periods.

          (e) Excess and Obsolete Inventory. Within fifteen (15) working days after the end of each calendar month, SANMINA-SCI shall advise CUSTOMER in writing of any excess or obsolete Components, Sub Assemblies and Finished Goods purchased or manufactured solely for the manufacture of CUSTOMER's Products but remaining in its inventory, and the Delivered Cost of such Components, Sub Assemblies and Finished Goods (the "E&O List"). For the purpose of this Agreement, (i) the phrase "Obsolete Components, Sub Assemblies and Finished Goods" shall mean any on-hand Components, Sub Assemblies and Finished Goods, ordered or manufactured in accordance with this Section, for which there is no demand for the next six (6) month period, according to the most current Forecast (whether as a result of an ECO or otherwise), (ii) the term "Excess Components, Sub Assemblies and Finished Goods" shall mean any on-hand Components, Sub Assemblies and Finished Goods, ordered or manufactured in accordance with this Section, which are not required to meet CUSTOMER's requirements (1) for the ensuing thirty-day period for "A" Components, Sub Assemblies and Finished Goods, (subassemblies and Finished Goods shall be deemed as A components) (2) for the ensuing ninety-day period for "B" Components or (3) for the ensuing one hundred eighty day period for "C" Components(ii) the term "Delivered Cost" shall mean SANMINA-SCI's quoted cost of Components, Sub Assemblies and Finished Goods as stated on the bill of materials, delivered to the point of manufacture. Within five (5) business days of receiving SANMINA-SCI's E&O List, CUSTOMER shall advise SANMINA-SCI of any Components, Sub Assemblies and Finished Goods that it believes are not excess or obsolete. Within five (5) business days after receiving SANMINA-SCI's E&O List, SANMINA-SCI and CUSTOMER shall finalize the E&O List, and CUSTOMER (i) shall issue to SANMINA-SCI an Order for all Obsolete Components, Sub Assemblies and Finished Goods on the E&O List at a price equal to the Delivered Cost of such Components, Sub Assemblies and Finished Goods plus a [+] markup on such Components. Sub Assemblies and Finished Goods shall have no additional markup to listed price, but may have charges for packaging if not included in the price, and (ii) shall issue an Order to

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SANMINA-SCI for any carrying charge due on the Excess Components, Sub Assemblies and Finished Goods. The carrying charge shall be an amount equal to [+]. CUSTOMER shall pay SANMINA-SCI in accordance with Section 3.

          (f) Customer Component Liability. CUSTOMER acknowledges that it shall be financially liable for all Components, Sub Assemblies and Finished Goods ordered or manufactured in accordance with Section 4. Specifically, CUSTOMER's Liability shall be equal to SANMINA-SCI's Delivered Cost of all Components, Sub Assemblies and Finished Goods ordered or manufactured in support of any Order or Forecast, including any excess Components, Sub Assemblies and Finished Goods resulting from any minimum buy quantities, tape and reel quantities, and multiples of packaging quantities required by the Vendor less the actual cost (per the bill of materials) of those Components, Sub Assemblies and Finished Goods which are returnable to Vendor (less any cancellation or restocking charges). At CUSTOMER'S request, SANMINA-SCI shall use its most diligent efforts to mitigate all resulting costs and to return such Components, to the Vendor for full or partial refund, or by attempting to use such Components, within the SANMINA-SCI Corporation; provided, however, that SANMINA-SCI shall not be obligated to attempt to return to Vendor Components, Sub Assemblies and Finished Goods which are, in the aggregate, worth less than $100.00. SANMINA-SCI shall fully inform CUSTOMER in connection with such mitigation and return efforts

5.   DELIVERY AND ACCEPTANCE

     5.1 Delivery. All Product shipments (including shipments made in accordance with Section 7 (Warranty)) shall be Ex Works (Incoterms 2000). SANMINA-SCI's facility of manufacture (or repair). Title to and risk of loss or damage to the Product shall pass to CUSTOMER upon SANMINA-SCI's tender of the Product to the common carrier. CUSTOMER shall be the exporter of record for all shipments of Products, including any repaired or replacement Products. SANMINA-SCI shall mark, pack, package, crate, transport, ship and store Product to ensure (a) delivery of the Product to its ultimate destination in safe condition, (b) compliance with all requirements of the carrier and destination authorities, and
(c) compliance with any special instructions of CUSTOMER. SANMINA-SCI shall use reasonable efforts to deliver the Products on the agreed-upon delivery dates defined as 3 days early to 0 days late, and shall use commercially reasonable efforts to notify CUSTOMER of any anticipated delays immediately, as well as the cause and extent of any such delay. Upon such notice, CUSTOMER may modify any affected Orders; provided, however, that in the event of a delay as described above, CUSTOMER may take any of the measures referenced in Section 4.2(a). If the cause of the late delivery is solely due to causes within SANMINA-SCI's reasonable control, SANMINA-SCI will pay the difference between the standard cost of shipping, and the expedited cost of shipping and, if necessary, the cost of incurring overtime to expedite the delivery. This payment of expedited delivery cost differential shall constitute the sole remedy for late deliveries by SANMINA-SCI.

     5.2 Acceptance. Acceptance of the Product shall occur no later than fifteen
(15) days after shipment of Product and shall be based solely on whether the Product passes a mutually agreeable On-Site Verification Test ("OVT") designed to demonstrate compliance with the Specifications. Product cannot be rejected based on criteria that were unknown to SANMINA-SCI or based on test procedures that SANMINA-SCI has not approved or does not conduct. Notwithstanding anything to the contrary, Product shall be deemed accepted if not rejected within this fifteen-day period. Once a Product is accepted, all Product returns shall be handled in accordance with Article 7 (Warranty). Prior to returning any rejected Product, CUSTOMER shall obtain an Authorized Return Material ("RMA") number from SANMINA-SCI, and shall return such Product in accordance with SANMINA-SCI's instructions; CUSTOMER shall specify the reason for such rejection in all RMA's. In the event a Product is rejected, SANMINA-SCI shall have a reasonable opportunity to cure any defect which led to such rejection.

6.   CHANGES

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     6.1 General. CUSTOMER may upon five business days notice, and based upon Component availability make changes within the general scope of this Agreement. If changes need to be made on an emergency basis, SANMINA-SCI will use commercially reasonable efforts to complete change as quickly as possible. Such changes may include, but are not limited to changes in (1) drawings, plans, designs, procedures, Specifications, test specifications or bill of material ("BOM"), (2) methods of packaging and shipment, (3) quantities of Product to be furnished, (4) delivery schedule, or (5) Customer-Furnished Items. All changes other than changes in quantity of Products to be furnished shall be requested pursuant to an Engineering Change Notice ("ECN") and finalized in an Engineering Change Order ("ECO"). If any such change causes either an increase or decrease in SANMINA-SCI's cost or the time required for performance of any part of the work under this Agreement (whether changed or not changed by any ECO) the Prices and/or delivery schedules shall be adjusted in a manner which would adequately compensate the Parties for such change.

     6.2 ECN's. SANMINA-SCI will respond to five ECN requests per month without a non-recurring administrative fee; responses to additional ECN's will incur an administrative fee of [+] each. Within five (5) business days after an ECN is received, SANMINA-SCI shall advise CUSTOMER in writing (a) of any change in Prices or delivery schedules resulting from the ECN and (b) the Delivered Cost of any Finished Product, Work-in-Process or Components, Sub Assemblies and Finished Goods rendered excess or obsolete as a result of the ECN (collectively the "ECN Charge"). Unless otherwise stated, ECN Charges are valid from thirty
(30) days from the date of the ECN Charge.

     6.3 ECO's. In the event CUSTOMER desires to proceed with the change after receiving the ECN Charge pursuant to Section 6.2, CUSTOMER shall advise SANMINA-SCI in writing and shall immediately issue a PO for the portion of the ECN Charge set forth in Section 6.2(b). In the event CUSTOMER does not desire to proceed with the Change after receiving the ECN Charge, it shall so notify SANMINA-SCI. In the event SANMINA-SCI does not receive written confirmation of CUSTOMER's desire to proceed with the change within thirty days after SANMINA-SCI provides CUSTOMER with the ECN Charge, the ECN shall be deemed cancelled.

7.   WARRANTY

     7.1 SANMINA-SCI Warranty. SANMINA-SCI warrants that, for a period of one year from the date of manufacture of the Product, the Product will be free from defects in workmanship and will conform to the Specifications. Products shall be considered free from defects in workmanship (and CUSTOMER shall have no warranty claim) if they are manufactured in accordance with the latest version of IPC-A-600 or IPC-A-610 and successfully complete any mutually agreed Product acceptance test. SANMINA-SCI shall, at its option and at its expense (and as CUSTOMER's sole and exclusive remedy for breach of any warranty), repair, replace or issue a credit for Product found defective during the warranty period. In addition, SANMINA-SCI will pass on to CUSTOMER all Vendor's (and manufacturers') Component warranties to the extent that they are transferable, but will not independently warrant any Components. All warranty obligations will cease upon the earlier of the expiration of the warranty period set forth above or the return (at CUSTOMER's request) of any test equipment or test fixtures. ALL CLAIMS FOR BREACH OF WARRANTY MUST BE RECEIVED BY SANMINA-SCI NO LATER THAN THIRTY (30) DAYS AFTER THE EXPIRATION OF THE WARRANTY PERIOD.

     7.2 RMA Procedure. SANMINA-SCI shall concur in advance on all Product to be returned for repair or rework. CUSTOMER shall obtain a RMA number from SANMINA-SCI prior to return shipment. All returns shall state the specific reason for such return, and will be processed in accordance with SANMINA-SCI's RMA Procedure, EXHIBIT G. SANMINA-SCI shall pay all transportation costs for valid returns of the Products to SANMINA-SCI and for the shipment of the repaired or replacement Products to CUSTOMER, and shall bear all risk of loss or damage to such Products while in transit; CUSTOMER shall pay these charges, plus a handling charge of [+] for invalid or "no defect found" returns that exceed [+] of the total returns for a given month. Any repaired or replaced Product shall be warranted as set forth in this

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Article for a period equal to the greater of (i) the balance of the applicable warranty period relating to such Product or (ii) sixty (60) days after it is received by CUSTOMER.

     7.3 Exclusions From Warranty. This warranty does not include Products that have defects or failures resulting from (a) CUSTOMER's design of Products including, but not limited to, design functionality failures, specification inadequacies, failures relating to the functioning of Products in the manner for the intended purpose or in the specific CUSTOMER's environment; (b) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation including improper handling in accordance with static sensitive electronic device handling requirements; (c) unauthorized alterations, modifications or repairs to defective Products by CUSTOMER or third parties or
(d) defective CUSTOMER-provided test equipment or test software. CUSTOMER bears all design responsibility for the Product.

     7.4 Remedy. THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT OR CREDIT FOR DEFECTIVE PARTS AS STATED ABOVE. THIS WARRANTY IS THE SOLE WARRANTY GIVEN BY SANMINA-SCI AND IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, COMPLIANCE WITH ROHS AND WEEE (AND SIMILAR LEGISLATION IN OTHER COUNTRIES), AND FITNESS FOR A PARTICULAR PURPOSE, EACH OF WHICH IS SPECIFICALLY DISCLAIMED.

8.   CUSTOMER FURNISHED EQUIPMENT AND COMPONENTS

     8.1 Customer-Furnished Items. CUSTOMER shall provide SANMINA-SCI with the Product design and related specifications, applicable regulatory requirements, equipment, tooling, Components or documentation set forth in Exhibit C (collectively the "Customer-Furnished Items"). CUSTOMER hereby represents and warrants that the Customer-Furnished Items are or will be fit for their intended purposes, meet all applicable regulatory requirements, and will be delivered to SANMINA-SCI in a timely manner. Documentation (including BOM's, drawings and artwork) shall be current and complete. CUSTOMER shall be responsible for schedule delay, reasonable inventory carrying charges and allocated equipment down time charges associated with the incompleteness, late delivery or non-delivery of the Customer-Furnished Items. Sanmina-SCI will notify CUSTOMER by email of any impact from the incompleteness, late delivery or non-delivery of the CUSTOMER furnished items so that issues can be resolved before any impact to the CUSTOMER.

     8.2 Care of Customer-Furnished Items. All Customer-Furnished Items shall remain the property of CUSTOMER. SANMINA-SCI shall clearly identify all Customer-Furnished Items by an appropriate tag and shall utilize such Customer-Furnished Items solely in connection with the manufacture of CUSTOMER's Product. SANMINA-SCI shall not make or allow modifications to be made to the Customer-Furnished Items without CUSTOMER's prior written consent. SANMINA-SCI shall be responsible for reasonable diligence and care in the use and protection of any Customer-Furnished Items and routine maintenance of any Customer-Furnished equipment, but shall not be responsible for repairs or replacements (including servicing and calibration to the equipment) unless such failure was caused by SANMINA-SCI's negligence or willful misconduct. All Customer-Furnished Items shall be returned to CUSTOMER at CUSTOMER's expense upon request. SANMINA-SCI's Production and warranty obligations which require the utilization of the returned Customer-Furnished Items will cease upon SANMINA-SCI's fulfillment of CUSTOMER'S request.

     8.3 Customer-Furnished Components. Customer-furnished Components shall be handled in accordance with SANMINA-SCI's procedures regarding Customer-Furnished Material, incorporated by reference herein, copies of which are available upon request.

9.   INDEMNIFICATION AND LIMITATION OF LIABILITY

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     9.1 SANMINA-SCI's Indemnification. SANMINA-SCI shall indemnify, defend, and hold CUSTOMER and CUSTOMER's affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "Customer-Indemnified Parties") harmless from all third party demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (each a "Claim," and, collectively "Claims") (i) based upon personal injury or death or injury to property (other than damage to the Product itself, which is handled in accordance with Article 7/Warranty) to the extent any of the foregoing is proximately caused either by the negligent or willful acts or omissions of SANMINA-SCI or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with SANMINA-SCI's manufacturing processes or SANMINA-SCI-furnished items, which are items used by SANMINA-SCI in its manufacturing processes excluding Components.

     9.2 CUSTOMER's Indemnification. CUSTOMER shall indemnify, defend, and hold SANMINA-SCI and SANMINA-SCI's affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "SANMINA-SCI-Indemnified Parties") harmless from all third party Claims (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused either by a defective Product, by the negligent or willful acts or omissions of CUSTOMER or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with any Customer-Furnished Items, except to the extent that such infringement exists as a result of use by CUSTOMER of SANMINA-SCI's manufacturing or SANMINA-SCI-furnished items, which are items used by SANMINA-SCI in its manufacturing processes excluding Components.

     9.3 Procedure. A Party entitled to indemnification pursuant to this Article (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") in writing of any Claims covered by this indemnity. Promptly after receipt of such notice, the Indemnitor shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee. If the Indemnitor fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnitee or, if in the reasonable judgment of the Indemnitee, a direct or indirect conflict of interest exists between the Parties with respect to the Claim, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of the Indemnitor. Notwithstanding the foregoing, if the Indemnitee in its sole judgment so elects, the Indemnitee may also participate in the defense of such action by employing counsel at its expense, without waiving the Indemnitor's obligation to indemnify and defend. The Indemnitor shall not compromise any Claim (or portions thereof) or consent to the entry of any judgment without an unconditional release of all liability of the Indemnitee as to each claimant or plaintiff.

     9.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE PURPOSE OF THIS SECTION, BOTH LOST PROFITS AND DAMAGES RESULTING FROM VALUE ADDED TO THE PRODUCT BY CUSTOMER SHALL BE CONSIDERED CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL SANMINA-SCI'S LIABILITY FOR A PRODUCT (WHETHER ASSERTED AS A TORT CLAIM OR CONTRACT CLAIM) EXCEED THE AMOUNTS PAID TO SANMINA-SCI FOR SUCH PRODUCT HEREUNDER. IN NO EVENT WILL SANMINA-SCI BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCT BY CUSTOMER. IN ADDITION, IN NO EVENT SHALL SANMINA-SCI'S LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEED [+] OF THE AMOUNTS PAID TO SANMINA-SCI BY CUSTOMER IN THE TWELVE MONTHS PRECEDING SUCH CLAIM. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

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Notwithstanding the foregoing, the caps set forth herein shall not apply to limit (i) CUSTOMER's obligation for termination payments in accordance with
Section 10, (ii) a Party's obligation to indemnify the other Party against any third party Claim for personal injury or property damage, or (iii) actual damages required to be paid to any third party as a result of any infringement claim. THE LIMITATION SET FORTH IN THIS SECTION SHALL APPLY WHERE THE DAMAGES ARISE OUT OF OR RELATE TO THIS AGREEMENT.

10.  TERMINATION

     10.1 Termination for Cause. Subject to Section 10.4, either Party may terminate this Agreement or an Order hereunder for default if the other Party materially breaches this Agreement; provided, however, no termination right shall accrue until thirty (30) days after the defaulting Party is notified in writing of the material breach and has failed to cure within the thirty (30) day period after notice of material breach or provide a mutually agreeable plan to cure. Notwithstanding the foregoing, there shall be no cure period for payment-related breaches. If either party fails to cure or provide a plan to cure within the 30 day period, the Parties will escalate the issues as set forth below:

SANMINA-SCI Titles                      CUSTOMER COUNTERPART

Programs Team Leader                    Supply Chain Specialist
Plant Manager                           Director of Operations
Senior VP                               VP of Operations
EVP                                     VP of Operations
President                               CEO
CEO

     10.2 Termination For Convenience. Subject to Section 10.4, CUSTOMER may terminate this Agreement hereunder for any reason upon [+] days' prior written notice and may terminate any Order hereunder for any reason upon [+] days' (before scheduled shipment) prior written notice. Subject to Section 10.4, SANMINA-SCI may terminate this Agreement for any reason upon 120 days' notice.

     10.3 Termination by Operation of Law. Subject to Section 10.4, this Agreement shall immediately and automatically terminate should either Party (a) become insolvent; (b) enter into or file a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (c) enter into a receivership of any of its assets or (d) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.

     10.4 Consequences of Termination.

          a. Termination for Reasons other than SANMINA-SCI's Breach or Termination for Convenience By SANMINA-SCI. In the event this Agreement or an Order hereunder is terminated for any reason other than a breach by SANMINA-SCI (including but not limited to a force majeure or termination for convenience), CUSTOMER shall pay SANMINA-SCI, charges equal to (1) the contract price for all finished Product and Subassemblies existing at the time of termination; (2) SANMINA-SCI's cost (including labor, Components and [+] mark-up on Components and labor) for all work in process. At CUSTOMER'S option, provided that CUSTOMER is current with all payments to SANMINA-SCI and agrees to pay for additional Product, SANMINA-SCI shall complete to the extent reasonably possible, all work in process into finished Product and charges shall then be according to Section 10.4.a(1); and (3) CUSTOMER'S Component Liability pursuant to Section 4.2(f).

          b. Termination Resulting From SANMINA-SCI'S Breach or Convenience by SANMINA-SCI. In the event CUSTOMER terminates this Agreement or any Order hereunder as a result of a breach by SANMINA-SCI, CUSTOMER shall pay SANMINA-SCI, termination charges equal to (1) the contract price for all finished Product and Subassemblies existing at the time of termination; (2)

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SANMINA-SCI's cost (including labor and Components for all work in process; and (3) CUSTOMER'S Component Liability pursuant to Section 4.2(f); provided, however, that for the purposes of this subsection only, CUSTOMER's Component Liability shall be calculated based on the quoted cost of Components as stated on the BOM rather than the Delivered Cost. At CUSTOMER'S request, SANMINA-SCI shall use reasonable commercial efforts to mitigate all resulting cost liability by attempting to return Components, Sub Assemblies and Finished Goods to the Vendor for full or partial refund, by attempting to use such Components, Subassemblies or Finished Goods within the SANMINA-SCI Corporation.

11.  QUALITY

     11.1 Specifications. Product shall be manufactured by SANMINA-SCI in accordance with the Specifications, as modified via written ECO's in accordance with this Agreement. Neither Party shall make any change to the Specifications, to any Components described therein, or to the Products (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Products or changes which would affect the reliability of any of the Products) unless such change is made in accordance with Section 6.1. Notwithstanding the foregoing, SANMINA-SCI shall be permitted to make minor changes in its manufacturing process at any time, so long as such changes do not affect the form, fit or function of the Products.

     11.2 Content of Specifications. The Specifications shall include, but shall not be limited to (i) detailed electrical, mechanical, performance and appearance specifications for each model of Product, (ii) the BOM; (iii) tooling specifications, along with a detailed description of the operation thereof, (iv) art work drawings, (v) Component specifications, (vi) Vendor cross references if any.

     11.3 Quality Metrics. The quality metrics which shall be tracked and reported to CUSTOMER are detailed in EXHIBIT E

     11.4 Components. SANMINA-SCI shall use in its Production of Products such Components of a type, quality, and grade specified by CUSTOMER to the extent CUSTOMER chooses to so specify, and shall purchase Components only from Vendors appearing on CUSTOMER's approved vendor list ("AVL"); provided, however, that in the event SANMINA-SCI cannot purchase a Component from a Vendor on CUSTOMER'S AVL for any reason, SANMINA-SCI shall be able to purchase such Component from an alternate Vendor, subject to CUSTOMER's prior written approval, which approval shall not be unreasonably withheld or delayed. SANMINA-SCI shall use commercially reasonable efforts to manage all Vendors, but shall not be responsible for any Component (including the failure of any Component to comply with the Specifications).

     11.5 Quality Specifications. SANMINA-SCI shall comply with the quality specifications set forth in its Quality Manual, incorporated by reference herein, a copy of which is available from SANMINA-SCI upon request. SANMINA-SCI shall provide CUSTOMER a copy each time changes are made.

     11.6 Inspection of Facility. Upon reasonable advance written notice of no less than [+] working days and, upon SANMINA-SCI's request the execution of an appropriate nondisclosure agreement, CUSTOMER may inspect the Products, Equipment and Components held by SANMINA-SCI for CUSTOMER at SANMINA-SCI's facilities during SANMINA-SCI's regular business hours, provided that such inspection does not unduly affect SANMINA-SCI'S operations. CUSTOMER and its representatives shall observe all security and handling measures of SANMINA-SCI while on SANMINA-SCI's premises. CUSTOMER and its representatives acknowledge that their presence on SANMINA-SCI's property is at their sole risk.

12.  FORCE MAJEURE

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     12.1 Force Majeure Event. For purposes of this Agreement, a "Force Majeure Event" shall mean (i) the occurrence of unforeseen circumstances beyond a Party's reasonable control and without such Party's negligence or intentional misconduct, including, but not limited to, any act by any governmental authority, act of war, natural disaster, strike, boycott, embargo, shortage, riot, lockout, labor dispute, civil commotion and (ii) the failure of a Vendor to timely deliver a Component to SANMINA-SCI (unless the Vendor's failure to timely deliver directly results from SANMINA-SCI's failure to order the Component).

     12.2 Notice of Force Majeure Event. Neither Party shall be responsible for any failure to perform due to a Force Majeure Event provided that such Party gives notice to the other Party of the Force Majeure Event as soon as reasonably practicable, but not later than five (5) days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a Party to give notice of a Force Majeure Event shall not prevent such Party from relying on this Section except to the extent that the other Party has been prejudiced thereby

     12.3 Termination of Force Majeure Event. The Party claiming a Force Majeure Event shall use reasonable efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measure to remove the Force Majeure Event; provided, however, that neither Party shall be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it. Upon the cessation of the Force Majeure Event, the Party affected thereby shall immediately notify the other Party of such fact, and use its best efforts to resume normal performance of its obligations under the Agreement as soon as possible.

     12.4 Limitations. Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Article shall not excuse (i) any obligation of either Party, including the obligation to pay money in a timely manner for Product actually delivered or other liabilities actually incurred, that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (ii) any late delivery of Product, equipment, materials, supplies, tools, or other items caused solely by negligent acts or omissions on the part of such Party.

     12.5 Termination for Convenience. In the event a Party fails to perform any of its obligations for reasons defined in this Article 12 for a cumulative period of ninety (90) days or more from the date of such Party's notification to the other Party then the other Party at its option may extend the corresponding delivery period for the length of the delay, or terminate this Agreement for Convenience in accordance with Section 10.2.

13.  CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES

     13.1 Definitions. For the purpose of this Agreement,

     (a) "Confidential Information" means information (in any form or media) regarding a Party's customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (include any information which may be obtained by a Party by reverse engineering, decompiling or examining any software or hardware provided by the other Party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information relating to such Party (whether constituting a trade secret or proprietary or otherwise) which has value to such Party and is treated by such Party as being confidential; provided, however, that Confidential Information does not include information that (i) is known to the other Party prior to receipt from the Disclosing Party hereunder, which knowledge shall be evidenced by written records, (ii) is independently developed as evidenced by written records, (iii) is or becomes in the public domain through no breach of this Agreement, or (iv) is received from a third party without breach of any obligation of confidentiality; and provided further, that Confidential Information does not include any information provided by CUSTOMER to

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SANMINA-SCI regarding the manufacturing process. CUSTOMER shall at all times have title to specifications and the microcode provided to SANMINA-SCI by CUSTOMER, and also all associated artwork, negatives, designs, or materials furnished for use in connection with this Agreement. Such specifications, microcode and all other non-public information provided by or on behalf of CUSTOMER, including without limitation each forecast and the content and results of each quarterly business review, shall be at all times the confidential information of CUSTOMER ("Confidential Information"). SANMINA-SCI shall use Confidential Information solely in connection with its performance of this Agreement, and shall not disclose Confidential Information to anyone other than CUSTOMER or SANMINA-SCI employees who have a reasonable need to know for purposes of SANMINA-SCI's performance hereunder. SANMINA-SCI shall, upon CUSTOMER's request or upon completion of the Agreement, whichever comes first, promptly return all such specifications, microcode and other Confidential Information (including all copies) to CUSTOMER, or if so directed by CUSTOMER destroy them, and shall promptly certify in writing that SANMINA-SCI has done so. The obligations hereunder shall survive any expiration or termination of this Agreement for a period of five (5) years. Notwithstanding anything to the contrary in this Agreement, SANMINA-SCI shall ensure that the only individuals who shall have the right to have access to Microcode, or to act on behalf of SANMINA-SCI with respect to Microcode pursuant to the license granted with respect thereto shall be those regular fulltime employees of SANMINA-SCI As a condition of this Agreement, SANMINA-SCI shall ensure that each Authorized Employee has executed in a legally-binding fashion, and with copy available for inspection by CUSTOMER, a confidentiality agreement in substantially the form and format described in EXHIBIT I ("AUTHORIZED EMPLOYEE AGREEMENT"), and SANMINA-SCI further agrees to the enforcement of such confidentiality agreement. In the event that any Authorized Employee ceases for any reason to be employed by SANMINA-SCI, SANMINA-SCI shall inform CUSTOMER as soon as practically possible of his or her departure SANMINA-SCI shall thereafter promptly select another qualified regular, full-time employee of SANMINA-SCI, and shall ensure that a corresponding confidentiality agreement is thereupon executed by such Authorized Employee and returned to CUSTOMER, as hereinabove described.

     (b) "Person" shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

     (c) "Representative" shall mean a Party's employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.

     13.2 Nondisclosure Covenants.

          (a) In connection with this Agreement, each Party (the "Disclosing Party") may furnish to the other Party (the "Receiving Party") or its Representatives certain Confidential Information. For a period of three (3) years from the date of the last disclosure under this Agreement, the Receiving Party (a) shall maintain as confidential all Confidential Information disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than (i) those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information or (ii) if SANMINA-SCI is the Receiving Party, a third party Vendor for the purpose of obtaining price quotations and (c) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

          (b) The disclosure of any Confidential Information is solely for the purpose of enabling each Party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.

          (c) Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefor.

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          (d) If the Receiving Party or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.

     13.3 Non-Solicitation of Employees. During the term of this Agreement and for a period of one (1) years thereafter, neither Party shall directly or indirectly solicit, recruit or hire (or attempt to solicit, recruit or hire) any of the other Party's employees; provided, however, that this shall not prohibit a Party from (a) advertising for open positions provided that such advertisements are not targeted solely at the employees of the other Party; (b) or employing any individual who initiates contact with such Party on his or her own initiative, whether in response to an advertisement or otherwise.

     13.4 Injunctive Relief Authorized. Any material breach of this Article by a Party or its Representatives may cause irreparable injury and the non-breaching Party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of a breach. The above will not be construed to limit the remedies available to a Party. In addition, the prevailing Party will be entitled to be reimbursed for all of its reasonable attorneys' fees and expenses at all levels of proceedings and for investigations, from the non-prevailing Party.

     13.5 No Publicity. Each Party agrees not to publicize or disclose the existence or terms of this Agreement to any third Party without the prior consent of the other Party except as required by law (in which case, the Party seeking to disclose the information shall give reasonable notice to the other Party of its intent to make such a disclosure). Neither Party shall make any press release or similar public statement without the prior consent of the other Party.

14.  INSURANCE

     SANMINA-SCI agrees to maintain during the term of this Agreement (a) workers' compensation insurance as prescribed by the law of the state in which SANMINA-SCI's services are performed; (b) employer's liability insurance with limits of at least $500,000 per occurrence; (c) commercial automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence; (d) commercial general liability insurance, including blanket contractual liability and broad form property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence; and
(e) commercial general liability insurance endorsed to include products liability and completed operations coverage in the amount of $1,000,000 for each occurrence. SANMINA-SCI shall furnish to CUSTOMER certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy. Each Party agrees that it, its insurer(s) and anyone claiming by, through, under or in its behalf shall have no claim, right of action or right of subrogation against the other Party and the other Party's affiliates, directors, officers, employees and customers based on any loss or liability insured against under the insurance required by this Agreement.

15.  MISCELLANEOUS

     15.1 Integration Clause. This Agreement (including the Exhibits and Schedules to this Agreement) constitutes the entire agreement of the parties, superseding all previous Agreements covering the subject matter. This Agreement shall not be changed or modified except by written agreement, specifically amending, modifying and changing this Agreement, signed by SANMINA-SCI and an authorized representative of the CUSTOMER.

     15.2 SANMINA-SCI Support Team Staffing. SANMINA-SCI shall make reasonable commercial efforts to provide a fully staffed support team, made up of individuals qualified for their respective positions.

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As long as total revenue realized by the primary manufacturing plant attributable to CUTOMER'S purchases remains above [+], SANMINA-SCI shall provide CUSTOMER with a dedicated Program Manager. To the extent reasonably possible, SANMINA-SCI shall advise CUSTOMER in advance of any plans to change the Program Manager, provide CUSTOMER with a summary of the planned replacement's experience and qualifications, and shall carefully consider any input CUSTOMER may have as to the suitability of the planned replacement.

     15.3 Quarterly Business Reviews. The parties shall have meetings (each, a "Quarterly Business Review") at mutually agreeable times and places starting after the Commencement Date, and thereafter during the first month of each fiscal quarter during the Term. At each Quarterly Business Review, SANMINA-SCI shall provide to CUSTOMER, in a form and format required by CUSTOMER and including all relevant documentation, all information reasonably requested by CUSTOMER, including: (a) Product quality; (b) Product delivery; (c) customer satisfaction assessments and (d) cost management initiatives and results, (e) Component warranty terms offered by Component suppliers (f) Product service. The parties shall discuss all of the foregoing types of information in good faith, and to the extent any adjustments in prices are deemed necessary upon agreement of the parties, prices shall be so adjusted and documented in a writing, signed by both parties, which adjusted prices shall thereupon be deemed part of this Agreement. Each Quarterly Business Review will include review of processes, component costing and actual volumes of Product purchased. If the new pricing includes a cost reduction, SANMINA-SCI shall provide to CUSTOMER the amount of any inventory revaluation associated with the cost reduction. CUSTOMER shall provide to SANMINA-SCI a Purchase Order for the amount of the total inventory revaluation amount not later than [+] working days from the end of the fiscal quarter. Upon receipt of the revaluation PO, SANMINA-SCI will change Product pricing to be effective with the first shipments of the next quarter.

     15.4 Order of Precedence. All quotations, Orders, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. When interpreting this Agreement, precedence shall be given to the respective parts in the following descending order: (a) this Agreement; (b) Schedules and Exhibits to this Agreement; and (c) if Orders are used to release Product, those portions of the Order that are not pre-printed and which are accepted by SANMINA-SCI. The Parties acknowledge that (y) the preprinted provisions on the reverse side of any such quotation, Order, acknowledgment or invoice and (z) all terms other than the specific terms set forth in Section 4.1(a)(i)-(iv) shall be deemed deleted and of no effect whatsoever. No modification to this Agreement, the Exhibits or any Order shall be valid without the prior written consent of the Purchase Agreement Coordinators of SANMINA-SCI and CUSTOMER.

     15.5 Assignment. Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement, without the other party's permission, in connection with any merger, consolidation, sale of all or substantially all of the assigning party's assets, or any other similar transaction, provided that such assignee agrees to be bound by the terms and conditions of this Agreement.

     15.6 Notices. Wherever one Party is required or permitted or required to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed as follows:

     If to Buyer:                       with a copy to:
     Isilon Systems, Inc.               Isilon Systems, Inc.
     220 W. Mercer St                   220 W. Mercer St
     Seattle, Washington 98119          Seattle, Washington 98119
     Att'n: Director of Supply Chain    Att'n: Vice President of Operations
            Management

     With a second copy to:

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     Isilon Systems, Inc.
     220 W. Mercer St.
     Seattle, Washington 98119
     Att'n: Sr. Corporate Counsel

     If to Seller:                      with a copy to:

     SANMINA-SCI Corporation            SANMINA-SCI Corporation
     2700 N. First Street               2700 N. First Street
     San Jose, California 95134         San Jose, California 95134
     Att'n: President                   Att'n: Vice President & Corporate
     Phone: (408) 964-3600                     Counsel
     Fax: (408) 964-3888                Phone: (408) 964-3600
                                        Fax: (408) 964-3636

     With a second copy to:

     SANMINA-SCI Corporation
     702 Bandley Drive
     Fountain, Colorado 80817
     Att'n: Vice President of Operation
     Phone: (719) 382- _____
     Fax: (719) 382- _____

All such notices shall be effective upon receipt. Either Party may designate a different notice address from time to time upon giving ten (10) days' prior written notice thereof to the other Party.

     15.7 Disputes/Choice of Law. The Parties shall attempt to resolve any disputes between them arising out of this Agreement through good faith negotiations. In the event the Parties cannot resolve a dispute: Any litigation, suit or other similar action or proceeding arising out of or relating to this Agreement that is initiated by CUSTOMER will be conducted in the federal or state courts located in Santa Clara County, California and CUSTOMER hereby consents to jurisdiction and venue therein. In such event, the rights and obligations of the parties will be governed by, and construed and interpreted in accordance with, the laws of California, excluding its rules of conflicts of law. Any litigation, suit or other similar action or proceeding arising out of or relating to this Agreement that is initiated by SANMINA-SCI will be conducted in the federal or state courts located in King County in the State of Washington and SANMINA-SCI hereby consents to jurisdiction and venue therein. In such event, the rights and obligations of the parties will be governed by, and construed and interpreted in accordance with, the laws of the State of Washington, excluding its rules of conflicts of law. The provisions of the United Nations Conventions on Contracts for the International Sale of Goods shall not apply to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date on page one, by their officers, duly authorized.

SANMINA-SCI CORPORATION                 CUSTOMER


By: /s/ David Marler                    By: /s/ John Briant
    ---------------------------------       ------------------------------------
Signature                               Signature

David Marler                            John Briant
Typed Name                              Typed Name

SRVP                                    Executive Vice President
Title                                   Title

3/10/06                                 2/24/2006
Date                                    Date

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INDEX

 1.  TERM
 2.  PRICING
 3.  PAYMENT TERMS
 4.  PURCHASE ORDERS/FORECAST/RESCHEDULE
 5.  DELIVERY AND ACCEPTANCE
 6.  CHANGES
 7.  WARRANTY
 8.  CUSTOMER FURNISHED EQUIPMENT AND COMPONENTS
 9.  INDEMNIFICATION AND LIMITATION OF LIABILITY
10.  TERMINATION
11.  QUALITY
12.  FORCE MAJEURE
13.  CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES
14.  INSURANCE
15.  MISCELLANEOUS

EXHIBITS

A.   PRICES
B.   LONG LEAD-TIME COMPONENTS
C.   CUSTOMER FURNISHED EQUIPMENT, COMPONENTS AND DOCUMENTATION
D.   NCNR Listing
E.   QUALITY METRICS
F.   QUOTE FORMAT & GUIDELINES
G.   RMA PROCEDURE
H.   AUTHORIZED EMPLOYEES
I.   AUTHORIZED EMPLOYEE AGREEMENT
J.   HUB OPERATIONS

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                                    EXHIBIT A

                                     PRICING

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                                    EXHIBIT B

                            LONG LEAD-TIME COMPONENTS

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                                   EXHIBIT C

                          CUSTOMER FURNISHED EQUIPMENT

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                                    EXHIBIT D

                                   NCNR ITEMS

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                                    EXHIBIT E

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                                    EXHIBIT F

                  QUOTING SPECIFICATIONS AND QUOTING GUIDELINES

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                                    EXHIBIT G

                                  RMA PROCEDURE

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                          RETURN MATERIAL AUTHORIZATION


1.0   PURPOSE AND SCOPE



2.0   DEFINITIONS



3.0   GENERAL

4.0   RESPONSIBILITIES


5.0   SAFETY


6.0   PROCEDURE

8.0      RMA FLOW CHART (see next page)

                               [GRAPHIC OMITTED]

                                    EXHIBIT H

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                                    EXHIBIT I

                          Authorized Employee Agreement

     This Authorized Employee Nondisclosure Agreement ("Agreement") is made and entered into as of this ___ day of __________ by and between Sanmina-SCI Corporation, a Delaware corporation having a principal place of business at 2700
N. First Street, San Jose, California 95134 and its wholly-owned subsidiaries and affiliates (collectively "Sanmina-SCI") and ___________________________ a person having a principal address of ________________________ "Recipient".

1.   PURPOSE OF DISCLOSURE.

     The purpose of this Agreement is to bind the Recipient to maintaining the confidentiality of any information provided to the Recipient by either SANMINA-SCI or it's customers.

2.   CONFIDENTIAL INFORMATION.

     "Confidential Information" shall mean and include (i) samples and prototypes, (ii) all information disclosed in any form or medium (e.g., written, verbal, electronic, visual) which (a) has been identified by Sanmina-SCI or it's customers as "Confidential," "Proprietary" or other appropriate legend indicating the confidential nature of the information or
     (b) would reasonably be understood to be confidential. Confidential Information includes, but is not limited to, information regarding pricing, customers and prospective customers, vendors and vendor lists, costed bills of materials, processes (including but not limited to manufacturing processes), know-how, designs (including but not limited to designs of enclosures and printed circuit boards), formulae, computer programs, databases, methods of operation, sales techniques, business methods or plans, marketing plans and strategies, finances, management, plant and equipment, and any other business information relating to Sanmina-SCI or it's customers, whether constituting a trade secret, proprietary information or otherwise, which has value to Sanmina-SCI or it's customers and is treated by Sanmina-SCI or it's customers as being confidential.

3.   INFORMATION THAT IS NOT CONFIDENTIAL.

     Information in the following categories shall not be considered Confidential Information under this Agreement: (a) information which is in the public domain at the time of the receipt under this Agreement; (b) information which comes into the public domain after receipt under this Agreement without a breach of this Agreement by the Recipient; (c) information which the Recipient can show was in the Recipient's possession before the date of disclosure under this Agreement; (d) information that the Recipient can show was acquired by the Recipient from a third party who was not known by the Recipient to be under an obligation of confidence to Sanmina-SCI or it's customers; and (e) information which the Recipient can show was independently developed by the Recipient.

4.   DISCLOSURE PERIOD AND EXPIRATION.

     This Agreement controls Confidential Information which is disclosed from the effective date for a period of five (5) years after the date of termination of employment with SANMINA-SCI for any reason of the Recipient, at which time the Agreement will terminate unless extended in writing by both parties. Recipient's duty of non-disclosure under this Agreement shall extend beyond the term of this Agreement for a period of five (5) years from the date of last disclosure.

5.   DUTY TO PROTECT/PUBLICITY.

     The Recipient shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use,

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION dissemination or publication of the Confidential Information. Recipient shall use the Confidential Information solely in connection with the Purpose. Each party agrees not to publicize or disclose the existence or terms of this Agreement to any third party without the prior consent of the other party except as required by law (in which case, the party seeking to disclose the information shall give reasonable notice to the other party of its intent to make such a disclosure). Neither party shall make any press release or similar public statement without the prior consent of the other party.

6.   COURT ORDERS.

     Nothing contained in this Agreement shall restrict Recipient from disclosing Confidential Information that is required to be disclosed under any law, subpoena or court order provided that the Recipient provides Sanmina-SCI or it's customer (as appropriate) with prompt notice so that Sanmina-SCI or it's customer (as appropriate) may, at its expense, seek a protective order or take other appropriate measures.

7.   NO FURTHER RIGHTS OR DUTIES IMPLIED.

     The Confidential Information is provided "AS IS" with all faults. Sanmina-SCI or it's customers shall not be liable for the accuracy or completeness of the Confidential Information.

     Nothing contained herein shall grant a license under any patent or other intellectual property right, nor shall this Agreement or any transmission of information constitute any representation or warranty to the Recipient with respect to infringement of any intellectual property right of others.

     Recipient shall not reverse-engineer, de-compile, or disassemble any software disclosed to it and shall not remove, overprint or deface any notice of copyright, trademark, logo, legend, or other notices of ownership from any originals or copies of Confidential Information it obtains from Sanmina-SCI or it's customers.

8.   OWNERSHIP/RETURN OF CONFIDENTIAL INFORMATION.

     Sanmina-SCI or it's customer (as appropriate) shall remain the owner of all Confidential Information. Within ten (10) days after any written request by Sanmina-SCI or it's customer, Recipient shall promptly return all copies of the Confidential Information.

9.   GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law principles. The parties agree that the state courts of Santa Clara County, California and the federal courts located in the Northern District of the State of California shall have exclusive jurisdiction and venue to adjudicate any and all disputes arising out of or in connection with this Agreement. The parties consent to the exercise by such courts of personal jurisdiction over them and each party waives any objection it might otherwise have to venue, personal jurisdiction, inconvenience of forum, and any similar or related doctrine.

10.  REMEDIES.

     Recipient agrees that its obligations hereunder are necessary and reasonable in order to protect Sanmina-SCI or it's customers and Sanmina-SCI's and it's customers' business, and expressly agrees that monetary damages will be inadequate to compensate Sanmina-SCI or it's customers for any breach by either party of any covenants and agreements set forth herein. Accordingly, Recipient agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to Sanmina-SCI or it's customers and that, in addition to any other remedies that may be available, in law, in equity or otherwise, Sanmina-SCI or its customers shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond.

11.  EXPORT RESTRICTIONS.

     Recipient acknowledges its obligations to control access to technical data under the U.S. export laws and regulations and agrees to adhere to such laws and regulations with regard to any technical data received under this Agreement.

12.  ENTIRE AGREEMENT.

     This document contains the complete and exclusive Agreement between the parties, and it is intended to be final expression of their Agreement. No promise, representation, warranty or covenant not included in this document has been or is relied upon by any party. Each party has relied upon its own examination of the warranties, representations and covenants expressly contained in the Agreement itself. No modification or amendment of this Agreement shall be of any force unless in writing executed by all parties hereto.

13.  NOTICES.

     Wherever one party is required or permitted or required to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed to the President of such party (with a copy to the Legal Department) at the address set forth in the preamble. All such notices shall be effective upon receipt. Either party may designate a different notice address from time to time upon giving five (5) days' prior written notice thereof to the other party.

14.  ASSIGNMENT.

     Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld or delayed.

SANMINA-SCI CORPORATION                 RECIPIENT


By:                                     By:
    ---------------------------------       ------------------------------------

Printed Name:                           Printed Name:
              -----------------------                 --------------------------
Title:                                  Title:
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                                    EXHIBIT J

               FOUNTAIN FINISHED GOODS/SUBASSEMBLY HUB OPERATIONS

The following definitions are terms used in this Table and as such are considered as part of the Agreement.

1.   DEFINITIONS:

     "Finished Goods" shall mean CUSTOMER Products which are in a final configuration to be sold to CUSTOMER's end customer. Finished Goods part numbers generally begin with an "850" prefix.

     "Subassemblies" Subassemblies shall mean the various assemblies that are assembled together to form a Finished Good. Subassemblies may be manufactured or purchased. Subassembly part numbers generally begin with a "4XX" prefix, where X is any number between 0 and 9

     "Forecast" shall mean CUSTOMER's projected requirements for Finished Goods ("850 - level Products") transmitted on a weekly basis to Sanmina-SCI.

     "Hub Items" shall mean the Finished Goods and Subassemblies ("4XX - level subassemblies to be assembled to Finished Goods") listed in Table 1, below, being manufactured by Sanmina-SCI and placed in the Fountain Hub.

     [+]

     "Hub" shall mean the storage location in Fountain Colorado used to store CUSTOMER Hub Finished Goods and Subassemblies.

2.   PERIOD OF PERFORMANCE:

This Exhibit shall run concurrently with the Manufacturing Services Agreement ("Agreement").

3.   [+]

4.   HUB ITEM NUMBERS:

     The Item numbers Table 1 shall indicate all the Sanmina-SCI Hub Items that will be held and managed under the Hub Operations process. Table 1 many be revised to add or remove Hub Items from Hub's Table 1 as mutually agreed and to adjust Hub levels based on the most current Forecast. The Parties will agree upon the effects of any engineering change (including "end of life" issues as applicable). FAX or e-mail transmissions are acceptable methods for documenting such changes to Table 1.

5.   PURCHASE ORDER PLACEMENT:

     For each Hub Item number, CUSTOMER shall place an individual purchase order.

6.   COMMUNICATION:

     CUSTOMER shall communicate Ship Notices to Sanmina-SCI as follows; TBP, By Mututal Agreement.

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7.   [+]

8.   TITLE AND RISK OF LOSS:

     Title and risk of loss for the Hub Items shall remain with Sanmina-SCI until CUSTOMER's carrier picks up the Hub items from the Hub dock. Title and risk transfers to CUSTOMER at Hub dock.

9.   TRANSPORTATION AND STORAGE:

     CUSTOMER will pay for the delivery charges from the Hub to CUSTOMER or to CUSTOMER's customer.

10.  QUALITY ADHERENCE:

     All Hub Items pulled by CUSTOMER from the Hub Inventory shall be subject to
     Section 11 of the Agreement. Hub items which fail to conform to the mutually agreed Product manufacturing Specifications and Designs shall be subject to the Section 11.

11.  INDEMNITY:

     Indemnification terms and conditions are contained in the Agreement.

12.  TERMINATION:

     Termination provisions are contained within the Agreement.

13.  IMPORT/EXPORT REQUIREMENTS:

     CUSTOMER will be the Exporter of Record for all Hub items.

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14.  NOTICES:

     All notices and communications shall be given to the Parties at the addresses contained within the Agreement. It shall be the responsibility of the Parties to notify each other in the event of a change of address.

15.  [+]

EXHIBITS:

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